UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

______________________________

Date of report (Date of earliest event reported): April 22, 2010

COFFEE HOLDING CO., INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-32491 (Commission File Number)	11-2238111 (IRS Employer Identification No.)

3475 Victory Boulevard, Staten Island, NY 10314

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (718) 832-0800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On April 22, 2010, Coffee Holding Co., Inc. (the “Company”) and Coffee Holding Acquisition LLC, a wholly-owned subsidiary of the Company (the “Buyer”), entered into an Asset Purchase Agreement with Organic Products Trading Company, a Washington corporation (the “Seller”). Under the Asset Purchase Agreement, Buyer will purchase substantially all of the assets, including inventory, trademarks and supply-chain relationships (the “Assets”) of Seller. The transaction was approved by the Board of Directors of the Company and the sole Member of the Buyer on April 22, 2010. Seller works directly with coffee farmers in South America and Central America to develop and import high quality certified organic green specialty coffee which is sold directly to small and medium-sized roasters throughout the United States and Canada. Seller generates annual revenues of approximately $10.0 million.

Under the Asset Purchase Agreement, Buyer will purchase the Assets for a purchase price consisting of: a) $450,000 in cash at closing, b) an additional $50,000 in cash if Buyer generates a pre-tax net profit of $300,000 or more within a certain period, which payment will be made on or before June 15, 2011, c) 50,000 shares of Company common stock at closing, d) up to an additional 10,000 shares of Company common stock if Buyer generates a pre-tax net profit of $300,000 or more within certain periods, which payments of up to 5,000 shares each will be made on June 15, 2011 and June 15, 2012, and e) at closing, a cash amount based on the cost of inventory transferred to Buyer. The Asset Purchase Agreement contains customary representations and warranties relating to the Assets and covenants relating to the purchase of the Assets. It is anticipated that the closing of the transaction will occur in the Company's third fiscal quarter.

As part of the transaction, all of the employees of Seller will become employees of Buyer at the closing and Buyer will enter into two-year employment agreements with each of Seller’s principals, Garth Smith and Gaylene Smith, to ensure continuity of the business. Buyer will operate from Seller’s Vancouver, Washington location.

Item 9.01

Financial Statements and Exhibits

(d)

The following exhibits are furnished with this Report:

Exhibit No.

Description

99.1

Press release dated April 22, 2010

Cautionary Statement Regarding Forward-Looking Statements

Any statements that are not historical facts contained in this current report are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements upon information available to management as of the date of this release and management’s expectations and projections about certain future events. It is possible that the assumptions made by management for purposes of such statements may not materialize. Actual results may differ materially from those projected or implied in any forward-looking statements. Such statements may involve risks and uncertainties, including but not limited to those relating to product demand, pricing, market acceptance, the effect of economic conditions, intellectual property rights, the outcome of competitive products, risks in product development, the results of financing efforts, the ability to complete transactions, and other factors discussed from time to time in the Company’s SEC filings. The Company undertakes no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COFFEE HOLDING CO., INC.

Date: April 27, 2010

By:	/s/ ANDREW GORDON
Andrew Gordon
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated April 22, 2010